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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Metabolix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Metabolix, Inc. to be held on Friday, May 30, 2008, at 9:30 a.m., Eastern time, at the Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139.

        At this Annual Meeting, you will be asked to elect two Class II Directors for three-year terms. The Board of Directors unanimously recommends that you vote FOR election of the Director nominees.

        Details regarding this matter to be acted upon at this Annual Meeting appear in the accompanying proxy statement. Please give this material your careful attention.

        Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                      Very truly yours,

                      RICHARD P. ENO
                       President and Chief Executive Officer

METABOLIX, INC.

21 Erie Street
Cambridge, Massachusetts 02139
(617) 583-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 30, 2008

        To the Stockholders of Metabolix, Inc.:

        The 2008 Annual Meeting of Stockholders of Metabolix, Inc., a Delaware corporation, will be held on Friday, May 30, 2008, at 9:30 a.m., Eastern time, at the Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139, for the following purposes:

  1.
  To elect two (2) Class II members to the Board of Directors as Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal; and

  2.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on April 7, 2008, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

                      By Order of the Board of Directors,

                      SARAH P. CECIL
                      Secretary

Cambridge, Massachusetts
April 18, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. YOU NEED TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. IF SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED VOTING INSTRUCTION FORM FOR INSTRUCTIONS.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING MAY BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

METABOLIX, INC.

21 Erie Street
Cambridge, Massachusetts 02139

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 30, 2008

April 18, 2008

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Metabolix, Inc., a Delaware corporation ("Metabolix" or the "Company"), for use at the Annual Meeting of Stockholders of Metabolix to be held on Friday, May 30, 2008, at 9:30 a.m., Eastern time, or at any adjournments or postponements thereof (the "Annual Meeting") at the Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139. An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2007, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first sent or given to stockholders on or about April 23, 2008.

        The purpose of the Annual Meeting is to elect two Class II Directors for three-year terms. Only stockholders of record at the close of business on April 7, 2008 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 22,649,747 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") were issued, outstanding and entitled to vote.

        The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of Metabolix, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Metabolix, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Secretary, before the taking of the vote at the Annual Meeting.

        Each of the persons named as attorneys-in-fact in the proxies is a director and/or officer of Metabolix. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below. Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by checking the box "For All Except" and marking the nominee's name in the space provided on the proxy card. When a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR if no specification is indicated, as permitted by applicable regulations and by Metabolix corporate documents.

        The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of Directors at the Annual Meeting will be elected to the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee's achievement of plurality.

        The persons named as attorneys-in-fact in the proxies, Richard P. Eno and Joseph Hill, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the election of Directors, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the Director nominees.

        Other Matters.    The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker "non-votes" are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

        Sarah P. Cecil, Metabolix's Secretary and General Counsel, will serve as the Inspector of Elections and will count all votes and ballots.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 7, 2008: (i) by each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (ii) by each of our Directors or nominees; (iii) by each of our named executive officers; and (iv) by all of our Directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Stockholders:
Mazama Capital Management, Inc.(3) One Southwest Columbia Street, Suite 1500 Portland, OR 97258	3,136,512	13.8%
State Farm Mutual Automobile Insurance Co.(4) One State Farm Plaza Bloomington, IL 61701	1,733,416	7.6%
Alger Associates, Inc.(5) 111 Fifth Avenue New York, NY 10003	1,505,000	6.6%
Archer Daniels Midland Company(6) 4666 Faries Parkway Decatur, IL 62526	1,216,797	5.4%
Directors, Nominees and Named Executive Officers:
Richard P. Eno	—	—
Edward M. Giles(7)	834,534	3.7%
Peter N. Kellogg(8)	30,000	*
Jay Kouba(9)	123,312	*
Jack W. Lasersohn(10)	63,753	*
Edward M. Muller(11)	968,467	4.3%
Oliver P. Peoples(12)	528,647	2.3%
Anthony J. Sinskey(13)	447,643	2.0%
Matthew Strobeck(14)	30,000	*
Robert L. Van Nostrand(15)	30,000	*
Johan van Walsem(16)	158,152	*
Robert C. Findlen(17)	92,863	*
James J. Barber(18)	13,394	*
Thomas G. Auchincloss, Jr.(19)	62,050	*
All Directors and executive officers as a group (13 persons)(20)	3,277,653	14.0%

*
less than 1%.

(1)
Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, and includes voting and/or investment power with respect to our shares of Common Stock. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares of Common Stock subject to options or warrants held by the person that are currently exercisable or exercisable within 60 days of April 7, 2008.

(2)
Percentages of ownership are based upon 22,649,747 shares of Common Stock issued and outstanding as of the April 7, 2008. Shares of Common Stock that may be acquired pursuant to warrants and options that are exercisable within 60 days of April 7, 2008 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.

(3)
Information regarding Mazama Capital Management, Inc. is based solely on a Schedule 13G filed with the SEC on February 8, 2008. According to such Schedule 13G, Mazama Capital Management, Inc. reported sole dispositive power as to all of the shares and sole voting power as to 1,762,750 shares.

(4)
Information regarding State Farm Mutual Automobile Insurance Company is based solely on a Schedule 13G filed with the SEC on January 30, 2008. According to such Schedule 13G, State Farm Mutual Automobile Insurance Company reported sole dispositive power and sole voting power as to 1,727,478 shares, including 47,297 shares which could be acquired through the exercise of warrants, and shared voting power and shared dispositive power as to 5,938 the shares.

(5)
Information regarding Alger Associates, Inc. is based solely on a Schedule 13G filed with the SEC on January 15, 2008. According to such Schedule 13G, Alger Associates, Inc. and Fred Alger Management, Inc. reported sole dispositive power and sole voting power as to all of the shares.

(6)
Information regarding Archer Daniels Midland Company is based solely on a Schedule 13D filed with the SEC on November 21, 2006. According to such Schedule 13D, Archer Daniels Midland Company reported sole dispositive power and sole voting power as to all the shares.

(7)
Includes 156,866 shares issuable to Mr. Giles upon exercise of stock options which may be exercised within 60 days of April 7, 2008. Also includes 430,372 shares held by certain entities over which Mr. Giles may be deemed to share voting and investment power with respect to such shares. Mr. Giles disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Does not include shares held by Vertical Fund I, L.P. and Vertical Fund II, L.P. Mr. Giles is a limited partner of Vertical Fund I, L.P. Mr. Giles does not have any direct or indirect voting or investment power with respect to the shares held by Vertical Fund I, L.P. and Vertical Fund II, L.P., and Mr. Giles disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(8)
Includes 30,000 shares issuable to Mr. Kellogg upon exercise of stock options which may be exercised within 60 days of April 7, 2008.

(9)
Includes 123,312 shares issuable to Dr. Kouba upon exercise of stock options which may be exercised within 60 days of April 7, 2008.

(10)
Includes 30,000 shares issuable to Mr. Lasersohn upon exercise of stock options which may be exercised within 60 days of April 7, 2008. Also includes 22,997 shares held by Vertical Fund I, L.P. and 10,756 shares held by Vertical Fund II, L.P. Information regarding Vertical Fund I, L.P. and Vertical Fund II, L.P. is based solely on a Schedule 13G filed with the SEC on January 24, 2008. According to such Schedule 13G, Mr. Lasersohn is a general partner of The Vertical Group, L.P., which is the sole general partner of each of Vertical Fund I, L.P. and Vertical Fund II, L.P., and Mr. Lasersohn may be deemed to share voting and investment power with respect to all shares held by those entities. Mr. Lasersohn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(11)
Includes 30,000 shares issuable to Mr. Muller upon exercise of stock options which may be exercised within 60 days of April 7, 2008 and 23,376 shares held by a trust for the benefit of family members. Mr. Muller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(12)
Includes 190,285 shares issuable to Dr. Peoples upon exercise of stock options which may be exercised within 60 days of April 7, 2008 and 1,254 shares held in the Company's 401(k) plan. Also includes 16,346 shares held by a trust for the benefit of certain family members. Dr. Peoples disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(13)
Includes 3,024 shares issuable to Dr. Sinskey upon exercise of warrants and 30,000 shares issuable upon exercise of stock options which may be exercised within 60 days of March April 7, 2008. Also includes 12,000 shares owned by ChoKyun Rha, Dr. Sinskey's spouse, and 10,216 shares issuable to Dr. Rha upon exercise of stock options which may be exercised within 60 days of April 7, 2008. Dr. Sinskey disclaims beneficial ownership of the shares issuable upon exercise of Dr. Rha's stock options.

(14)
Includes 30,000 shares issuable to Dr. Strobeck upon exercise of stock options which may be exercised within 60 days of April 7, 2008.

(15)
Includes 30,000 shares issuable to Mr. Van Nostrand upon exercise of stock options which may be exercised within 60 days of April 7, 2008.

(16)
Includes 156,866 shares issuable to Mr. van Walsem upon exercise of stock options which may be exercised within 60 days of April 7, 2008 and 1,286 shares held in the Company's 401(k) plan.

(17)
Includes 91,729 shares issuable to Mr. Findlen upon exercise of stock options which may be exercised within 60 days of April 7, 2008 and 1,134 shares held in the Company's 401(k) plan.

(18)
Dr. Barber resigned from his positions as President, Chief Executive Officer, and a Director of the Company on May 3, 2007. Information with respect to Dr. Barber's shares is based solely on Forms 3 and 4 filed prior to his resignation.

(19)
Includes 32,475 shares issuable to Mr. Auchincloss upon exercise of stock options which may be exercised within 60 days of April 7, 2008 and 993 shares held in the Company's 401(k) plan. Mr. Auchincloss resigned from his positions as Chief Financial Officer, Vice President, Finance and Corporate Development, and Treasurer of the Company on August 10, 2007 to become Head of Business Development-New Technologies of the Company.

(20)
Includes a total of 3,024 shares issuable pursuant to warrants, 750,986 shares issuable pursuant to stock options which are exercisable within 60 days of April 7, 2008, and 4,379 shares held in the Company's 401(k) plan.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees

        The Company's Board of Directors currently consists of ten members. Jack W. Lasersohn, a class II Director, has advised the Company that he will not stand for re-election at the Annual Meeting. The Board of Directors has fixed the number of Directors, as of the date of the Annual Meeting, at nine. The Company's amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Jay Kouba, Ph.D. and Oliver Peoples, Ph.D., and recommended that each be elected to the Board of Directors as a class II Director, each to hold office until the annual meeting of stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Dr. Kouba and Dr. Peoples are class II Directors whose terms expire at this Annual Meeting. The Board of Directors is also composed of (i) three class III Directors (Edward M. Giles, Anthony J. Sinskey, Sc.D. and Richard P. Eno), whose terms expire upon the election and qualification of Directors at the annual meeting of stockholders to be held in 2009, and (ii) four class I Directors (Peter N. Kellogg, Edward M. Muller, Matthew Strobeck, Ph.D., and Robert L. Van Nostrand), whose terms expire at the annual meeting of stockholders to be held in 2010. Dr. Kouba serves as the Chairman of the Board of Directors.

        The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW.

        The following table sets forth the nominees to be elected at the Annual Meeting and the continuing Directors, the year each such nominee or Director was first elected a Director, the positions with the Company currently held by each such nominee or Director, the year each nominee's or continuing Director's current term will expire, and each nominee's and continuing Director's current class:

Nominee's or Director's Name	Year First Became Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Jay Kouba, Ph.D.	2006	Chairman of the Board, Director	2008	II
Oliver P. Peoples, Ph.D.	1992	Chief Scientific Officer, Vice President, Research and Development, Director	2008	II
Continuing Directors:
Peter N. Kellogg	2007	Director	2010	I
Edward M. Muller	1993	Director, Chairman Emeritus	2010	I
Matthew Strobeck, Ph.D.	2006	Director	2010	I
Robert L. Van Nostrand	2006	Director	2010	I
Richard P. Eno	2008	President, Chief Executive Officer, Director	2009	III
Edward M. Giles	1993	Director	2009	III
Anthony J. Sinskey, Sc.D.	1992	Director	2009	III

DIRECTORS AND EXECUTIVE OFFICERS

        The Company's executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of Metabolix. The following table sets forth the Directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company as of the date of this proxy statement:

Name	Age	Position
Richard P. Eno	47	President and Chief Executive Officer, Director
Edward M. Giles(2)(3)	71	Director
Peter N. Kellogg(2)	51	Director
Jay Kouba, Ph.D.	55	Chairman of the Board, Director
Jack W. Lasersohn(3)	54	Director
Edward M. Muller(1)	71	Director, Chairman Emeritus
Oliver P. Peoples, Ph.D.	49	Chief Scientific Officer, Vice President, Research and Development, Director
Anthony J. Sinskey, Sc.D.(2)(3)	67	Director
Matthew Strobeck, Ph.D.(1)(2)	34	Director
Robert L. Van Nostrand(1)	51	Director
Sarah P. Cecil	56	General Counsel
Robert C. Findlen	45	Vice President, Sales and Marketing
Joseph D. Hill	45	Chief Financial Officer
Brian F. Igoe	54	Vice President, Chief Brand Officer

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

BIOGRAPHICAL INFORMATION

        Richard P. Eno has served as our President and Chief Executive Officer and as a Director since joining Metabolix in March 2008. From 2002 until he joined Metabolix, Mr. Eno was the Vice President, and Leader of Global Oil and Gas Practice, of CRA International, a consulting firm. From 1990 to 2002, Mr. Eno was Vice President of Arthur D. Little, a consulting firm, and from 1982 to 1990 he held several positions with Chevron Chemical. Mr. Eno received a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the University of Houston.

        Edward M. Giles has served as a Director of the Company since November 1993. He is managing member of GME Capital LLC since 2005. Mr. Giles was Chairman of The Vertical Group, Inc., an investment fund administration company from 1989 through 2006, and now serves as its Chairman Emeritus. Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm. Mr. Giles also serves on the Board of Directors of Tepha, Inc. Mr. Giles received a B.Ch.E. from Princeton University, and an S.M. in Industrial Management from Massachusetts Institute of Technology (MIT).

        Peter N. Kellogg has served as a Director of the Company since March 30, 2007. Since August 2007, he has served as Executive Vice President and Chief Financial Officer of Merck & Co., Inc. He joined Merck in 2007 after serving as Executive Vice President, Finance and Chief Financial Officer of Biogen Idec Inc. From 2000 to 2003, Mr. Kellogg held the same position at Biogen, Inc., which merged with IDEC Pharmaceuticals in 2003. Before that, he served as Senior Vice President, PepsiCo E-Commerce at PepsiCo Inc. from March to July 2000 and as Senior Vice President and Chief Financial Officer, Frito-Lay International, from March 1998 to March 2000. From 1987 to 1998, he served in a variety of senior financial, international and general management positions at PepsiCo and the Pepsi-Cola International, Pepsi-Cola North America, and Frito-Lay International divisions. Prior to joining PepsiCo, Mr. Kellogg was a senior consultant with Arthur Andersen & Co. and Booz Allen & Hamilton.

        Jay Kouba, Ph.D., has served as a Director of the Company since June 2006 and as Chairman of the Board since April 2007. From May 2007 until March 2008, Dr. Kouba was the President and Chief Executive Officer of the Company. From January 2006 until May 2007, Dr. Kouba served as the President of Oniro Consulting, a strategic management consulting firm. From January 1999 to December 2005, Dr. Kouba held several positions with BP's Petrochemicals Segment. From August 2004 to December 2005, Dr. Kouba served as Senior Vice President, Strategy, Marketing and Technology for Innovene, BP's olefins and polymers subsidiary, earlier in 2004, as Vice President, Sales, Marketing and Logistics, and between 1999 and 2003, as Vice President, Technology. Dr. Kouba received a B.S. in Chemistry from Stanford University, a Ph.D. in Chemistry from Harvard University and a M.B.A. from the University of Chicago.

        Jack W. Lasersohn has served as a Director since December 1999. Since 1989, Mr. Lasersohn has served as a general partner of The Vertical Group, L.P., a private venture capital firm. Mr. Lasersohn was a vice president and then director of the venture capital division of F. Eberstadt & Co., a securities firm, and Mr. Lasersohn also serves as a director of Masimo Corporation and Alsius Corporation, as well as several privately-held medical companies. Mr. Lasersohn received a B.S. in Physics from Tufts University, an M.A. from the Fletcher School of Law & Diplomacy at Tufts University and a J.D. from Yale University.

        Edward M. Muller has served as a Director since November 1993 and was the Chairman of the Board of Directors of the Company from November 1993 until April 2007. He was previously our President and Chief Executive Officer from October 1993 to January 2000. Mr. Muller held a number of positions, including Chief Executive Officer, while at Halcon-SD Group between 1961 and 1985. That company developed a number of key processes for the production of raw materials for the polyester, nylon, polystyrene, and polyurethane industries. Mr. Muller serves on the Board of Directors of Tepha, Inc. Mr. Muller received a B.Ch.E. from The Cooper Union and an M.B.A. in Finance and Economics from New York University.

        Oliver P. Peoples, Ph.D., a co-founder of Metabolix, has served as our Chief Scientific Officer and Vice President of Research and Development since January 2000 and was previously our Director of Research and Vice President. Dr. Peoples has served as a Director since June 1992. Before founding Metabolix, Dr. Peoples was a research scientist with the Department of Biology at the MIT where he emerged as a pioneer of the new field of metabolic pathway engineering and its applications in industrial biotechnology. The research carried out by Dr. Peoples at MIT established the fundamental tools and methods for engineering bacteria and plants to produce polyhydroxyalkanoates. Dr. Peoples has published numerous peer-reviewed academic papers and is an inventor of over 90 patents and patent applications worldwide. Dr. Peoples received a Ph.D. in Molecular Biology from the University of Aberdeen, Scotland.

        Anthony J. Sinskey, Sc.D., a co-founder of Metabolix, has served as a Director since June 1992. From 1968 to present, Dr. Sinskey has been on the faculty of MIT. Currently at MIT, he serves as Professor of Microbiology in the Department of Biology and Professor of Health Sciences and Technology in the Harvard-MIT Health Sciences and Technology Program, as well as Co-Director of the Center for Biomedical Innovation. Dr. Sinskey serves on the Board of Directors of Tepha, Inc. Dr. Sinskey received a Sc.D. from Massachusetts Institute of Technology and a B.S. from the University of Illinois.

        Matthew Strobeck, Ph.D.    has served as a Director since September 2006. From May 2003 to the present, Dr. Strobeck has served as a senior investment analyst at Westfield Capital Management, specializing in healthcare and life sciences. Dr. Strobeck previously served as a consultant to the senior economic advisor to the commissioner of the Food and Drug Administration from August 2003 to May 2004. Dr. Strobeck was a fellow in the Department of Biology at the Massachusetts Institute of Technology from December 2001 to June 2002. Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from Harvard University and a S.M. from the Massachusetts Institute of Technology Sloan School of Management.

        Robert L. Van Nostrand has served as a Director since October 2006. Since July 2007 Mr. Van Nostrand has served as Executive Vice President and Chief Financial Officer of AGI Dermatics, Inc., a private company focused on the development and commercialization of skin care products and a drug for the prevention of skin cancer. From May 2005 until July 2007, Mr. Van Nostrand served as the Senior Vice President and Chief Compliance Officer of OSI Pharmaceuticals, Inc. Mr. Van Nostrand was with OSI from 1986 to 2007, most recently serving as the Vice President and Chief Financial Officer from 1996 through 2005. Prior to joining OSI, Mr. Van Nostrand was in a managerial position with Touche Ross & Co. (currently Deloitte and Touche). Mr. Van Nostrand serves on the Board of Directors and is Chairman of the Audit Committee of both Apex Bioventures, Inc. and Achillion Pharmaceuticals, Inc. Mr. Van Nostrand received a B.S. in Accounting from Long Island University, New York, and completed advanced management studies at the Wharton School, and he is a Certified Public Accountant.

        Sarah P. Cecil has served as legal counsel to Metabolix since July 2005 and as General Counsel since the Company's initial public offering in November 2006. Previously, she was corporate counsel at Vertex Pharmaceuticals from 1992 until 2001, and at Biogen, Inc. from 1985 until 1991. Ms. Cecil's legal practice has also included clients in the food ingredients, computer services and clinical research industries, as well as several biotechnology companies. Ms. Cecil received an A.B. from Brown University, and she was a C.P.A. with Price Waterhouse (currently PricewaterhouseCoopers) before obtaining a J.D. from Harvard Law School.

        Robert C. Findlen has served as our Vice President of Sales and Marketing since June 2006. From March 2002 to June 2006, Mr. Findlen worked at GE Plastics as Product Market Director, LNP

Plastics, from June 2003 to June 2006, and as Vice President and Director, LNP Americas Commercial Business from March 2002 to May 2003. LNP Engineering Plastics was acquired by GE Plastics in March 2002. Prior to the acquisition, Mr. Findlen held a number of positions at LNP Engineering Plastics, most recently, from 1998 to 2003, as Vice President of Sales and Marketing. Mr. Findlen received a B.S. in Plastics Engineering from the University of Massachusetts at Lowell.

        Joseph D. Hill has served as our Chief Financial Officer since April 8, 2008. From 2004 until joining the Company, Mr. Hill served as Senior Vice President, Chief Financial Officer at Amicas, Inc., an independent provider of radiology image and information management solutions. Prior to that, from 2003 to 2004 he was Vice President and Chief Financial Officer at Dirig Software, a privately held provider of application performance management software systems. From 2000 to 2003, Mr. Hill served as Vice President, Chief Financial Officer and Director of Maconomy, a publicly traded provider of web-based business management solutions. Mr. Hill has a B.S. from Bryant College and an M.S.F. from Bentley College.

        Brian F. Igoe has served as our Vice President and Chief Brand Officer since August 2006. Prior to joining Metabolix, from February 2005 to August 2006, Mr. Igoe was Executive Vice President and Chief Marketing Officer of Oco, Inc., a managed software company. Mr. Igoe was Vice President of Alloy Marketing and Promotions from February 2002 until January 2005, and from January 1993 to January 2002 he served as Executive Vice President of Target Marketing and Promotions (TMP), which was acquired by Alloy Marketing and Promotions. Prior to TMP, Mr. Igoe was the owner and President of Igoe Marketing and Development. Mr. Igoe served as Director of Product Development for the Keds Corporation from February 1990 to January 1992 and served as Director of Advanced Technologies at Reebok International Ltd. from February 1984 to January 1990. Mr. Igoe received a B.S. from the University of Massachusetts at Amherst.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

        The Board of Directors has determined that each of the Company's non-employee Directors (Mr. Giles, Mr. Kellogg, Dr. Kouba, Mr. Lasersohn, Mr. Muller, Dr. Sinskey, Dr. Strobeck and Mr. Van Nostrand) is independent within the meaning of the Director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ") and the Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the heightened director independence standards for audit committee members of the SEC.

Executive Sessions

        The Board of Directors holds executive sessions of the independent Directors at least two times a year preceding or following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include any employee Directors of the Company.

Policies Governing Director Nominations

Director Qualifications

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the current make-up of the Board of Directors and selecting or recommending to the Board of Directors, nominees for election as Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all Directors:

  •
  Directors must be of high ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics (the "Code of Business Conduct");

  •
  Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

  •
  Directors must have the ability to exercise sound business judgment;

  •
  Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company's management based on that experience; and

  •
  A Director must have (at minimum) a bachelor's degree or equivalent degree from an accredited college or university.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director nominees, such as:

  •
  An understanding of and experience in the biotechnology, plastics or chemicals industries;

  •
  An understanding of and experience in accounting oversight and governance, finance and marketing; and

  •
  Leadership experience with public companies or other significant organizations.

        These factors and others are considered useful by the Board of Directors, and are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time.

Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting and nominating nominees for election as Directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors or members of management will be requested to take part in the process as appropriate.

        Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee discusses and evaluates the qualities and skills of each candidate, taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board's approval as Director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board's appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Stockholders

        The Nominating and Corporate Governance Committee will consider Director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director candidates, shall follow the following procedures.

        The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date that the proxy statement was delivered to stockholders in connection with the preceding year's Annual Meeting.

        Such recommendation for nomination must be in writing and include the following:

  •
  Name and address of the stockholder making the recommendation, as they appear on the Company's books and records, and of such record holder's beneficial owner;

  •
  Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

  •
  Name and address of the individual recommended for consideration as a Director nominee (a "Director Nominee");

  •
  The principal occupation of the Director Nominee;

  •
  The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

  •
  All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board and elected); and

  •
  A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director.

        Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

  •
  By U.S. Mail (including courier or expedited delivery service):

      Metabolix, Inc.
      21 Erie Street
      Cambridge, MA 02139
      Attn: Secretary

  •
  By facsimile at (617) 583-1767, Attn: Secretary.

        The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

Policy Governing Stockholder Communications with the Board of Directors

        The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual Directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC) as follows:

        For communications directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via one of the two methods listed below:

  •
  By U.S. Mail (including courier or expedited delivery service):

      Metabolix, Inc.
      21 Erie Street
      Cambridge, MA 02139
      Attn: Chairman of the Board of Directors

  •
  By facsimile at (617) 583-1767, Attn: Chairman of the Board of Directors.

        For stockholder communications directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below:

  •
  By U.S. Mail (including courier or expedited delivery service):

      Metabolix, Inc.
      21 Erie Street
      Cambridge, MA 02139
      Attn: [Name of Individual Director]

  •
  By facsimile at (617) 583-1767, Attn: [Name of Individual Director].

        The Company will forward any such stockholder communication to the Chairman of the Board, as a representative of the Board, and/or to the Director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each Director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as the Company's annual meeting of stockholders and, accordingly, Directors are encouraged to be present at our stockholder meetings. Each person who was a Director of the Company at the time of the 2007 annual meeting of stockholders attended that meeting.

Code of Business Conduct and Ethics

        The Company has adopted the Code of Business Conduct and Ethics ("Code of Business Conduct") as its "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and in accordance with the NASDAQ requirements for a "code of conduct"), which applies to all of the Company's Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Company's website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents". A copy of the Code of Business Conduct may also obtained free of charge, from the Company upon a request directed to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its Directors by posting such information on its website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents."

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The Board of Directors met nine times during the year ended December 31, 2007, including five regularly scheduled meetings and four telephonic meetings. During the year ended December 31, 2007, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such Director served, except for Mr. Lasersohn, who attended 7 of 10 meetings of the Board and of the committees on which he served. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. A current copy of each charter is available at http://metabolix.com. Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

        Mr. Van Nostrand, Mr. Muller, and Mr. Strobeck (since May 2007) currently serve on the Audit Committee. Mr. Van Nostrand is the chairman of the Audit Committee. Dr. Kouba resigned as a member of the Audit Committee upon his appointment as Chief Executive Officer in May 2007. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Company's and NASDAQ's Director independence standards and the SEC's heightened Director independence standards for Audit Committee members as determined under the

Exchange Act. The Board of Directors has determined that Mr. Van Nostrand qualifies as an "Audit Committee financial expert" under the rules of the SEC.

        As described more fully in the charter, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

  •
  preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

        The Audit Committee met six times during the year ended December 31, 2007. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company's website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents."

Compensation Committee

        Dr. Sinskey, Mr. Giles, Mr. Kellogg and Mr. Strobeck (since May 2007) currently serve on the Compensation Committee. Dr. Sinskey is the chairman of the Compensation Committee. Dr. Kouba resigned as a member of the Compensation Committee upon his appointment as Chief Executive Officer in May 2007. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company's, SEC's and NASDAQ's Director independence standards. The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other officers;

  •
  overseeing and administering our compensation, welfare, benefit and pension plans and similar plans; and

  •
  reviewing and making recommendations to the Board with respect to Director compensation.

        The Compensation Committee held five regularly scheduled meetings and numerous conference call meetings during the year ended December 31, 2007. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents."

Nominating and Corporate Governance Committee

        Mr. Lasersohn, Mr. Giles, and Dr. Sinskey currently serve on the Nominating and Corporate Governance Committee. Mr. Lasersohn is the chairman of our Nominating and Corporate Governance Committee. Dr. Kouba served as a member of the Nominating and Corporate Governance Committee until May 2007 when he was appointed as Chief Executive Officer. After the Annual Meeting, Dr. Kouba will join and serve as the chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company's, SEC's and NASDAQ's Director independence standards. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  developing and recommending to the Board criteria for Board and committee membership;

  •
  establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders;

  •
  identifying individuals qualified to become Board members;

  •
  recommending to the Board the persons to be nominated for election as Directors and to each of the Board's committees;

  •
  developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines;

  •
  serving as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and

  •
  overseeing the evaluation of the Board and management.

        The Nominating and Corporate Governance Committee did not hold formal meetings during the year ended December 31, 2007, but the committee members did consult regularly with each other and with the other Directors in connection with the addition of Mr. Kellogg to the Board. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2007, Dr. Sinskey, Mr. Giles, Mr. Kellogg, Dr. Kouba, Mr. Lasersohn and Mr. Strobeck served as members of the Compensation Committee. Dr. Kouba resigned as a member of the Compensation Committee upon his appointment as Chief Executive Officer in May 2007. During 2007, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a Director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of the Company.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee for the last fiscal year consisted of Mr. Van Nostrand, Chairman, Mr. Muller and Dr. Kouba, until Dr. Kouba became Chief Executive Officer of the Company in May, 2007. Dr. Kouba then resigned from the Audit Committee and was replaced by Dr. Strobeck. The Audit Committee has the responsibility and authority described in the Metabolix Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A and is available on our website at http://www.metabolix.com under "Investor Relations-Corporate Governance-Essential Governance Documents." The Board of Directors has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. and that Mr. Van Nostrand qualifies as an "Audit Committee financial expert" under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both the management of the Company and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the audited financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2007, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company's quarterly financial statements for the first three fiscal quarters during the fiscal year ended December 31, 2007 and discussed them with both the management of the Company and PricewaterhouseCoopers LLP prior to including such interim financial statements in the Company's quarterly reports on Form 10-Q and its other filings with the SEC.

        The Audit Committee reviewed with PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles, their judgments as to the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 ("Communication With Audit Committees"), other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, has discussed with PricewaterhouseCoopers LLP their independence from management and the Company, and has considered the compatibility with PricewaterhouseCoopers LLP's independence as auditors of any non-audit services performed for the Company by PricewaterhouseCoopers LLP.

        The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations and their evaluations of the Company's financial reporting.

        The Audit Committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services during the fiscal year ended December 31, 2007. Information about PricewaterhouseCoopers LLP's fees for the fiscal year ended December 31, 2007 is discussed below in this Proxy Statement under "Independent Registered Public Accountants."

        The Audit Committee met six times during fiscal year 2007. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 and filed with the SEC, and the Board of Directors approved such inclusion.

                      Respectfully submitted by the Audit Committee,

                      Robert L. Van Nostrand, Chairman
                      Edward M. Muller
                      Jay Kouba, Ph.D. (until May 3, 2007)
                      Matthew Strobeck, Ph.D. (since May 17, 2007)

        The report of the Audit Committee shall not be deemed to be "soliciting material," shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to each person who served as principal executive officer or principal financial officer of the Company during 2007 and the other three most highly compensated executive officers, who are collectively referred to as the "named executive officers." Jay Kouba, Ph.D., served as our Chief Executive Officer from May 3, 2007 until March 17, 2008, replacing James J. Barber, Ph.D. Thomas G. Auchincloss, Jr. served as our Chief Financial Officer until August 10, 2007, when he became Head of Business Development—New Technologies, of the Company. Johan van Walsem, formerly our Vice President, Manufacturing, Development and Operations, Oliver P. Peoples, Ph.D., our Vice President, Research and Chief Scientific Officer, and Robert C. Findlen, our Vice President, Marketing, are the other three named executive officers. Mr. Auchincloss and Mr. van Walsem terminated their employment with the Company in April 2008.

        The year 2007 was our first full year as a public company. During 2007, for the first time, we implemented a formal incentive bonus program for executives. In 2007, we made significant progress toward our company goals. Our executive compensation reflects that progress, with executive bonuses based on corporate achievement assessed at 89% of target and individual achievement levels ranging from 80% to 120% of target. In 2007, our Compensation Committee engaged in a systematic review of our executive compensation practices in relation to a benchmark peer group. As a result of this analysis, certain elements of our executive compensation program have been modified. During 2007, all of our named executive officers other than our Chief Executive Officer received equal base salary, bonus opportunities and equity awards, in an effort to promote teamwork among the executive group. For 2008, instead of compensating all named executive officers other than our Chief Executive Officer equally, we have moved to a differentiated structure based on an assessment of each executive's contributions and importance to the Company together with market referencing.

        We believe that executive compensation should be sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward executives for achieving the strategic, financial and operational goals essential to our long-term success and growth in stockholder value. We have defined four objectives for our employee compensation system:

  •
  to create a performance-driven culture;

  •
  to link financial rewards with performance results and achievement;

  •
  to provide competitive offers which attract and retain top performers; and

  •
  to share in Company success.

        The Compensation Committee applies these same principles in determining compensation for our executives. A large portion of executive pay is at risk, which reinforces our performance-driven culture.

        We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, cash incentives, long-term equity incentive compensation, and a broad-based benefits program. We believe that compensation is part of performance management. Performance management begins with setting objectives that represent a mutual agreement on expectations of performance. The compensation system defines the reward for achievement. The third component of performance management is performance assessment, which links actual performance to reward.

Our Compensation Committee

        The Compensation Committee of our Board of Directors oversees the development of our compensation plans and policies for executive officers. Our Compensation Committee has been delegated the authority to determine all forms of compensation to be granted to our executive officers in furtherance of our compensation objectives. The Compensation Committee is composed entirely of non-employee Directors. See "The Board of Directors and its Committees—Compensation Committee." In making its decisions regarding executive compensation, the Committee considers recommendations from our Chief Executive Officer, but meets outside the presence of our Chief Executive Officer when making final decisions and when considering our Chief Executive Officer's compensation. During 2007, the Committee also considered input from Watson Wyatt, an independent compensation consultant.

        In determining the amount and mix of compensation elements, the Compensation Committee relies upon its judgment about each individual executive officer, and not on rigid formulas, while taking into account the following factors:

  •
  the scope and strategic impact of the executive officer's responsibilities;

  •
  the performance and experience of each individual; and

  •
  for each executive officer other than our Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer.

        There are three key elements to our process for setting executive compensation: (i) market referencing; (ii) internal equity; and (iii) business goals and performance considerations.

Market Referencing

        We base our compensation decisions in part on a review of relevant market information. The principle of market referencing means that our compensation and benefits programs are benchmarked against programs available to employees in comparable roles at peer companies. In determining executive compensation for 2007, the Compensation Committee considered information regarding compensation at other companies, including the Radford Life Sciences Survey for 2006, but did not use a specific benchmark comparison group for analysis.

        The Compensation Committee engaged the services of Watson Wyatt to help collect market information for 2008 executive compensation decisions, and to review our policies and procedures with respect to executive compensation. As an independent consultant to the Compensation Committee, Watson Wyatt assisted in defining a peer group of companies and then collecting relevant market data from these companies to allow the Compensation Committee to compare base salary, incentive bonus and equity awards to those of our peers.

        Watson Wyatt worked with the Compensation Committee to determine an appropriate peer comparison group. The Compensation Committee recommended several companies to include in the peer group, selecting those considered to be appropriate models for operation and future growth, and supplemented the initial selection with additional companies that also fit Metabolix's profile. In choosing this benchmark group, we considered the following factors: market capitalization, industry, geographic location, revenue and revenue growth, and stage of development. Because there are few competitors in our industry that are also comparable to the Company in size and complexity, we looked at other companies in the biotechnology industry and companies in the alternative energy and clean technology fields for comparison. These are industries where technology plays a key role in the companies' corporate growth. The peer group analysis focused primarily on market capitalization and number of employees, since early-stage companies like ours do not generate consistent revenues or earnings.

        In determining 2008 executive compensation, the Compensation Committee selected the following peer group of 11 benchmark companies for comparison purposes:

  •
  American Superconductor Corp.

  •
  Dyadic International Inc.

  •
  Evergreen Energy Inc.

  •
  Evergreen Solar Inc.

  •
  Fuelcell Energy Inc.

  •
  Helicos BioSciences Corp.

  •
  Insulet Corp.

  •
  Senomyx Inc.

  •
  Sirtris Pharmaceuticals Inc.

  •
  Symyx Technologies Inc.

  •
  Verenium Corp.

        We expect to review our choice of benchmark companies from time to time, as our Company grows and the individual companies in the benchmark group change.

Internal Equity

        A second factor in determining executive compensation is internal equity. The Compensation Committee seeks to ensure that the compensation of individual executives is fair and appropriate relative to that of other Company executives, in relation to each executive's duties and responsibilities and his or her contribution to the Company's success. For 2007, base salary levels, bonus targets and equity grant levels were the same for all named executive officers, other than our Chief Executive Officer. The Compensation Committee's intention was to foster teamwork the by having all executives share equally in the Company's success. As the Company has matured, and based in part on the benchmarking data provided by Watson Wyatt, the Compensation Committee is moving toward increased differentiation in executive pay. Base salaries, bonus opportunities, and equity grants in 2008 will reflect the Committee's evaluation of each executive's individual role and contributions, taking into consideration (i) market value of the position, as indicated by the peer group analysis, (ii) individual performance, and (iii) the importance of the executive to the business, including a determination of the difficulty of replacing the executive.

Performance Considerations and Business Goals

        As a company in a high growth business environment, we place significant emphasis on performance-based compensation programs, which make payments when certain Company and individual goals are achieved, and equity incentives, which increase in value as stockholder value is created. We award our executives compensation as recognition for how well they perform as a team in achieving our business goals, as well as their achievement of their individual goals. In order to determine whether our executives achieved individual and corporate goals, we conduct an annual performance review. The review process is designed to guide performance discussions, set an executive's performance objectives, and communicate annual achievement at the individual performance level. As part of the executive performance evaluation process, our Chief Executive Officer submits to the Compensation Committee quarterly and annual evaluations of Company performance against the corporate goals, based primarily (but not exclusively) upon agreed indicators of performance. These achievement indicators heavily influence the executive's compensation. At the end of each year, our Chief Executive Officer reviews each executive's performance and provides a qualitative and a numerical assessment of performance to the executive and to the Compensation Committee. The Compensation Committee makes the final determination of corporate and individual performance for purposes of compensation decisions, based in part on the recommendations of our Chief Executive Officer. The Compensation Committee also reviews the Chief Executive Officer's performance.

Compensation Components and Pay Mix

        Executive compensation currently includes the following elements:

  •
  Base salary;

  •
  Short-term incentive compensation, consisting of an annual performance cash bonus program;

  •
  Long-term incentive compensation, consisting of stock option grants under our 2006 Stock Option and Incentive Plan; and

  •
  A broad-based benefits program.

        We intend to manage executive compensation by comparing total compensation (base salary, cash bonus, and equity incentives) to applicable benchmarks. Within total compensation we expect that, on average, base salary will generally be lower, and incentive compensation higher, than that of our peers. Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. Due to the early stage of our business, we have in the past provided a greater portion of total compensation to our executives through our stock compensation plans than through cash-based compensation. We expect that now that we have become a public company, with more predictable financial resources, our executive compensation program may become more weighted towards performance-based cash compensation than towards stock options.

        We believe that, overall, total compensation for our executives is competitive with the market and reinforces our compensation philosophy of incenting long-term value creation. Total base salaries for 2007 for our named executive officers (other than the Chief Executive Officer) as a group were approximately at the 25th percentile of the applicable range for our benchmark peer group, and our Chief Executive Officer's base salary was well below the 25th percentile. However, bonus targets were above average, resulting in total cash compensation ranging from the 50th to the 75th percentile. Inclusion of equity incentives resulted in total compensation at approximately the 75th percentile of the benchmark peer group. This mix of compensation elements is highly leveraged and ensures a strong pay-for-performance alignment. We believe this is appropriate and typical for an early-stage high-growth company like Metabolix.

        For 2007, the largest part of our Chief Executive Officer's compensation (80%) was in the form of stock options, whereas our peers, on average, deliver approximately two-thirds (67%) of CEO compensation as equity. This was primarily due to below-market cash compensation paid to our interim Chief Executive Officer in 2007. Our other executive officers also received a higher portion of their compensation in the form of equity (approximately 61%) compared to the peer average (52%).

Base Salary

        We determine our executive salaries based on job responsibilities, individual experience, prior salary history, and comparable competitive market compensation for similar positions within the biotechnology and alternative energy/clean technology industries. We use benchmarks in order to make sure that we are offering competitive salaries that will enable us to attract qualified candidates from other companies and to retain our executive talent.

Cash Incentives

        We did not pay cash bonuses prior to 2006. During 2007, for the first time, the Compensation Committee adopted a formal cash incentive performance bonus program for the named executive officers other than our Chief Executive Officer, with the expectation that a significant portion of executive cash compensation going forward will be performance-based. Incentive bonus awards under this program are made pursuant to our 2006 Stock Option and Incentive Plan.

Long-Term Incentives

        We believe that equity ownership in the Company is important to provide our executive officers with long-term incentives to build value for our stockholders. The Compensation Committee's general policy is to grant stock options at regularly scheduled meetings, with an exercise price per share equal to the closing price of our Common Stock on the date of grant. Each executive officer is initially provided with an option grant when he or she joins the Company, based upon his or her position with us, his or her relevant prior experience, and benchmarking data. These initial grants generally vest in quarterly installments over four years from the commencement of employment. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to give our executives an incentive to remain with the Company.

        In addition to the initial option grants, our Compensation Committee grants additional options to retain our executives, to promote the achievement of corporate goals, and to ensure that executives are appropriately aligned to lead the Company for future growth. As the Company continues to evolve, our Compensation Committee and Board of Directors may also consider in the future awarding additional or alternative forms of equity incentives, such as grants of restricted stock, stock appreciation rights, and other performance-based awards.

Benefits

        Consistent with our compensation philosophy to attract and retain talent, we provide employee benefits for all employees, including executive officers, which include health and dental benefits, life insurance benefits, long and short-term disability coverage, and a 401(k) savings plan. Under the 401(k) savings plan, we provide a matching contribution in the form of Metabolix common stock. For the first 3% of each employee's contribution, we match dollar for dollar, and on the second 3% we match $.50 to the dollar. We believe these benefits are competitive with those offered by other companies and specifically those companies with which we compete for employees. We have no structured perquisite benefits for any executive officers, including the named executive officers, and we currently do not provide any deferred compensation programs or pensions to any executive officer, including the named executive officers. Certain of our executives have relocated to the area of our headquarters. We reimbursed these executives for normal moving expenses in accordance with industry standards.

2007 Compensation for Our Named Executive Officers

Chief Executive Officer Compensation

        Jay Kouba, our Chairman of the Board, became Chief Executive Officer on May 3, 2007, replacing James J. Barber. Dr. Kouba agreed to serve as the Company's interim Chief Executive Officer while the Company conducted a search for a new Chief Executive Officer. Dr. Kouba agreed to work for below-market compensation and with very little fixed compensation largely due to the early stage of the Company. The Compensation Committee and Dr. Kouba also agreed that a large portion of Dr. Kouba's compensation should be in the form of equity.

        Dr. Kouba's base salary was set at $30,000 per year, the same amount as the annual fee payable to each non-employee member of the Board of Directors. Dr. Kouba was granted stock options to acquire 83,312 shares of Common Stock, vesting in equal increments of 20,828 shares on each of August 1, 2007, November 1, 2007, February 1, 2008 and May 1, 2008. A portion of this option was granted in lieu of reimbursement for Dr. Kouba's housing while in Cambridge, Massachusetts. In addition, as a performance incentive Dr. Kouba was granted an option to acquire 20,000 shares that would vest upon accomplishment of the goals of his bonus plan. Because of the short-term nature of Dr. Kouba's employment agreement, the Committee agreed that all stock options would be exercisable, to the extent vested, for ten years after the date of grant, regardless of his earlier termination of employment. The exercise price of all stock options was equal to the fair market value of the Company's common stock on the grant date.

        In January 2008, the Compensation Committee determined that Dr. Kouba had done an outstanding job as interim Chief Executive Officer, and in recognition of his accomplishments, the 20,000 share performance stock option was fully vested.

Other Named Executive Officers

        Base salaries in effect at the beginning of 2007 for our named executive officers other than Dr. Kouba were set during 2006. After Dr. Kouba became President and Chief Executive Officer, he began a process of setting corporate goals for the remainder of 2007. On May 17, 2007, the Compensation Committee approved 2007 executive compensation for the named executive officers other than the Chief Executive Officer, including base salary, a performance-based incentive bonus program, and stock options, as follows:

Named Executive Officer	Base Salary in effect at 1/1/07	Base Salary effective 5/17/07	Performance- Based Bonus (target)	Stock Options
Johan van Walsem	$200,000	$220,000	$154,000	40,000
Oliver P. Peoples	$200,000	$220,000	$154,000	40,000
Robert C. Findlen	$200,000	$220,000	$154,000	40,000
Thomas G. Auchincloss, Jr.	$200,000	$220,000	$154,000	40,000

        The stock options granted to the named executive officers each had an exercise price equal to $23.99 per share, which was the fair market value per share of the Company's common stock on the date of grant, and vest in 16 equal quarterly installments over a four year period from the date of grant.

        The 2007 bonus targets for Mr. van Walsem, Dr. Peoples, Mr. Findlen, and Mr. Auchincloss were set at 70% of base salary, but actual bonuses could range from 0% to 100% of base salary, based on the Compensation Committee's assessment of achievement of individual and Company goals.

        The Compensation Committee believed that it was important to keep compensation equal among the executives in order to promote teamwork at the senior level. Although there was no formal benchmarking, the Committee believed that the salary and option grant amounts were consistent with those provided by comparable companies and the ranges indicated in the Radford Life Sciences Survey for 2006, and that if all goals were met and the full bonus amounts paid, the total compensation, including the performance bonus, would be high relative to those at comparable companies. The Committee set this compensation level to attract and retain executive talent, and with a large performance bonus element providing the foundation to build upon for future success of the Company.

        In 2007, the Compensation Committee adopted a formal cash incentive bonus plan for the named executive officers other than the Chief Executive Officer. Corporate goals were approved by the Board of Directors in June 2007, and individual executive goals were agreed upon shortly thereafter. For 2007, the corporate objectives were to:

  •
  develop Mirel™ purchase commitments;

  •
  transfer primary resin production technology for the Archer Daniels Midland commercial manufacturing facility;

  •
  develop systems and processes to ensure Mirel customer fulfillment;

  •
  enhance the margin capacity of the commercial manufacturing facility;

  •
  develop the Metabolix corporate strategy;

  •
  define and validate a business option for the production of polymers in plants;

  •
  define and validate a chemicals business option;

  •
  develop a discrete portfolio of new business options;

  •
  create a positive perception for Metabolix among thought leaders; and

  •
  develop effective and scalable corporate processes and systems.

        After the end of the 2007 fiscal year, taking into account the Chief Executive Officer's evaluation, the Compensation Committee scored Company performance on each of the 2007 corporate objectives, based upon the evidence provided by the Chief Executive Officer and the Committee's own judgment. For this purpose, all objectives were weighted equally, although the Committee had discretion to apply its subjective judgment to the final scoring. Based on this analysis, the Compensation Committee determined that, overall, the Company's goal achievement for 2007 was 89% of target.

        Similarly, the Compensation Committee scored performance on each executive's individual objectives based upon information provided by the Chief Executive Officer and the Committee's subjective judgment. Individual performance ratings were based on the sum of these scores and ranged from 80% to 120%, as a percentage of the total target.

        The named executive officer bonuses for 2007 performance were then determined by the Committee based 50% on corporate performance and 50% on individual performance, applied to the target bonus of 70% of salary. Using this methodology, the Committee awarded cash performance bonuses for 2007 performance to named executive officers in the following amounts:

Named Executive Officer	Target Bonus	2007 Bonus Awarded
Johan van Walsem	$154,000	$160,930
Oliver P. Peoples	$154,000	$153,230
Robert C. Findlen	$154,000	$130,130
Thomas G. Auchincloss, Jr.	$154,000	$91,401

        Mr. Auchincloss's bonus was pro-rated based on the portion of the year during which he served as Chief Financial Officer of the Company.

        Under the bonus plan, each executive could elect, on or before the bonus award date, to accept any performance bonus either (i) 100% in the form of cash, or (ii) 50% in cash and 50% in the form of fully exercisable stock options, calculated using the Black Scholes valuation method. No executives elected to receive any portion of their bonus in the form of options.

Severance Compensation and Termination Protection

        We entered into employment agreements with Mr. van Walsem, Dr. Peoples, and Mr. Findlen. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company or a termination without cause by us or a voluntary termination by the executive for good reason, each as is defined in the agreements. We also entered into an employment agreement with Dr. Kouba in 2007 in connection with his services as Chief Executive Officer. These agreements are described in more detail elsewhere in this proxy statement, in the section titled "Executive Employment Agreements." In negotiating these agreements, it was the belief of the Compensation Committee that these provisions were consistent with executive severance arrangements that are customary for public companies at our stage of development and were necessary in order to hire and/or retain the executives.

        Our executive employment agreements and the related severance compensation provisions are designed to meet the following objectives:

  •
  Termination Without Cause or For Good Reason:  If we terminate the employment of Mr. van Walsem, Dr. Peoples or Mr. Findlen "without cause" or the executive resigns for "good reason," each as defined in the applicable agreement, we are obligated to make certain payments based on the executive's then-effective base salary and prior bonuses (or, in the case of Dr. Peoples, his then-effective target bonus). Dr. Kouba's agreement provided for acceleration of vesting of his stock options if his employment was terminated without cause, as defined in the agreement. We believe these severance provisions are appropriate because the terminated executive is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interests.

  •
  Change in Control:  As part of our normal course of business, we engage in discussions with other companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, more established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. We provide a component of severance compensation (i.e., the acceleration of vesting for any options not yet vested) if an executive is terminated as a result of a change of control transaction, to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

        In connection with the termination of Dr. Barber's employment, we entered into a separation agreement with Dr. Barber, providing for salary continuation at a base salary rate of $235,000 per year for a period of twelve months, and a lump-sum bonus of $145,000. The salary continuation and bonus amounts were consistent with the relevant terms of Dr. Barber's employment agreement with the Company, and the Compensation Committee believed that these amounts were reasonable in light of Dr. Barber's years of service to the Company.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to the Company's chief executive officer and each of the Company's next three most highly compensated executive officers other than the chief financial officer. Certain performance-based compensation within the meaning of Section 162(m) is not subject to the deduction limit. Until the annual meeting of our stockholders in 2009, or until the 2006 Stock Option and Incentive Plan is materially amended, if earlier, awards granted under that plan will be exempt from the deduction limits of Section 162(m). To maintain flexibility in compensating the chief executive officer and the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and the best interests our stockholders.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors and the Directors who served as members of the Compensation Committee during 2007 have reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                      Compensation Committee

                      Anthony J. Sinskey, Chairman
                      Edward M. Giles
                      Peter N. Kellogg (since May 17, 2007)
                      Matthew Strobeck
                      Jay Kouba (from February 22, 2007 until May 3, 2007)
                      Jack W. Lasersohn (until February 22, 2007)

        The report of the Compensation Committee shall not be deemed to be "soliciting material," shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation earned during the years ended December 31, 2007 and 2006 (where applicable) by each person who served as our "principal executive officer" or "principal financial officer" at any time during 2007 and the three other most highly paid executive officers who were serving as executive officers on December 31, 2007 and whose total compensation in fiscal year 2007 exceeded $100,000 (our named executive officers):

Name and Principal Position	Year	Salary			Bonus			Option Awards(1)		Non-Equity Incentive Plan Awards(2)	All Other Compensation(3)		Total
Jay Kouba, Ph.D., Chairman of the Board, former President and Chief Executive Officer	2007		$18,609	(4)		—			$1,008,745	—		$15,375		$1,042,729
Johan van Walsem(5), Vice President, Manufacturing, Development and Operations	2007 2006	$ $	212,464 188,400		$	— 175,705			$87,927 —	$160,930 —		$9,561 —	$ $	470,882 364,105
Oliver P. Peoples, Ph.D., Vice President, Research and Development and Chief Scientific Officer	2007 2006	$ $	212,464 193,600		$	— 325,705			$87,927 —	$153,230 —	$ $	9,561 3,000	$ $	463,182 522,305
Robert C. Findlen, Vice President, Sales and Marketing	2007 2006	$ $	212,464 111,364		$	— 60,000		$ $	87,934 175,382	$130,130 —	$ $	34,380 35,500	$ $	464,908 382,246
James J. Barber, Ph.D., Former President and Chief Executive Officer	2007 2006	$ $	85,825 234,996	(6)	$ $	145,000 290,000	(7)	$	— 635,184	— —		$178,694 —	$ $	409,519 1,160,180
Thomas G. Auchincloss, Jr.(8), Head of Business Development-New Technologies, Former Chief Financial Officer, Vice President, Finance and Corporate Development)	2007 2006	$ $	212,464 188,400		$	— 175,705			$87,927 —	$91,401 —		$9,561 —	$ $	401,353 364,105

(1)
Option Awards for 2007 represent the compensation cost recognized by the Company in 2007 related to stock option awards granted in fiscal 2007, as described in Statement of Financial Accounting Standards No. 123R (SFAS 123(R)). For a discussion of valuation assumptions, see Note 13 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. See the "Grants of Plan-Based Awards" table below for more information regarding stock awards granted in 2007.

(2)
Non-Equity Incentive Plan Awards represent bonus amounts paid in March 2008 under our cash incentive performance bonus plan, based on the Compensation Committee's review of corporate performance and individual achievements for fiscal 2007 pursuant to the Company's executive incentive bonus program adopted May 17, 2007.

(3)
Other Compensation for 2007 represents the following:

•
Dr. Kouba: $15,375 paid for services as a non-employee Director during the period from January 1, 2007 until May 3, 2007. See "Director Compensation."

•
Mr. van Walsem: $9,561 representing the value of the Company' common stock contributed to the Company's 401(k) plan as a matching contribution.

•
Dr. Peoples: $9,561 representing the value of the Company' common stock contributed to the Company's 401(k) plan as a matching contribution.

•
Mr. Findlen: $9,095 representing the value of the Company' common stock contributed to the Company's 401(k) plan as a matching contribution, and $25,285 paid in reimbursement of Mr. Findlen's costs of relocation in connection with his employment by the Company.

•
Dr. Barber: $156,663 paid to Dr. Barber for the period from May 3, 2007 through December 31, 2007 as salary continuation and $12,751 of COBRA premiums paid on Dr. Barber's behalf pursuant to his separation agreement with the Company (see note 5 below) and $9,281 representing the value of the Company' common stock contributed to the Company's 401(k) plan as a matching contribution.

  •
  Mr. Auchincloss: $9,561 representing the value of the Company' common stock contributed to the Company's 401(k) plan as a matching contribution.

(4)
Represents Dr. Kouba's salary from the commencement of his employment with us on May 3, 2008, through December 31, 2007. Dr. Kouba served as the President and Chief Executive Officer of the Company from May 3, 2007 until March 17, 2008.

(5)
Mr. van Walsem served as the Vice President, Manufacturing, Development and Operations of the Company until April 2008.

(6)
Represents Dr. Barber's salary from January 1, 2007 until May 3, 2007, when his employment with the Company terminated.

(7)
Represents the amount paid to Dr. Barber as a bonus pursuant to his separation agreement with the Company.

(8)
Mr. Auchincloss served as the Chief Financial Officer, Vice President, Finance and Corporate Development of the Company until August 10, 2007 and as Head of Business Development-New Technologies during the remainder of 2007 and until April 2008.

GRANTS OF PLAN-BASED AWARDS

        The following table presents information on all grants of plan-based awards to our named executive officers for the year ended December 31, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/Sh)
											Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Jay Kouba	7/24/07	—	—	—	—	14,000	20,000	83,312	(4)	$22.31	$1,112,265
Johan van Walsem	5/17/07	—	$154,000	$220,000	—	—	—	40,000	(5)	$23.99	$571,872
Oliver P. Peoples	5/17/07	—	$154,000	$220,000	—	—	—	40,000	(5)	$23.99	$571,872
Robert C. Findlen	5/17/07	—	$154,000	$220,000	—	—	—	40,000	(5)	$23.99	$571,872
James J. Barber	—	—	—		—	—	—	—		—	—
Thomas G. Auchincloss, Jr.	5/17/07	—	—	—	—	—	—	40,000	(5)	$23.99	$571,872

(1)
Represents the bonus range in effect at December 31, 2007 under the 2007 executive bonus plan for bonus awards that could be earned by named executive officers for performance during 2007. For Mr. van Walsem, Dr. Peoples, and Mr. Findlen, the bonus range was 0% to 100% of base salary, with a target bonus of 70% of base salary, depending on the achievement of Company and individual objectives. At December 31, 2007, Mr. Auchincloss was not an executive officer of the Company. His bonus for 2007 was pro rated based on the portion of the year during which he served as Chief Financial Officer.

(2)
Represents the range of possible vesting of Dr. Kouba's performance incentive stock option. On August 1, 2008 Dr. Kouba was granted an option to acquire 20,000 shares that would vest upon accomplishment of the goals of his bonus plan. The vesting could range from 0% to 100% of the total option shares, with a target of 70%, depending on the achievement of Company and individual objectives In January 2008, the Compensation Committee determined that that Dr. Kouba had done an outstanding job as Chief Executive Officer, and in recognition of his accomplishments, the option was fully vested. This stock option has a term of ten years, subject to the terms of the 2006 Stock Option and Incentive Plan and the option agreement issued in connection with this grant, and an exercise price of $21.25 per share, which was the fair market value of our Common Stock on the date of grant.

(3)
Represents the grant date fair value of these stock options computed in accordance with SFAS 123(R), without regard to estimated forfeitures. All stock options were issued under the Company's 2006 Stock Option and Incentive Plan and were granted with an exercise price per share equal to the fair market value of our Common Stock on the date of grant.

(4)
This stock option has a term of ten years, subject to the terms of the 2006 Stock Option and Incentive Plan and the option agreement issued in connection with this grant, and vests in four quarterly installments over a period of twelve months ending on May 1, 2008.

(5)
Subject to the terms of the 2006 Stock Option and Incentive Plan and the option agreements issued in connection with these grants, these stock options have a term of ten years and vest in sixteen quarterly installments over a period of four years from the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes stock option awards held by our named executive officers at December 31, 2007:

Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underslying Unexercised Unearned Options(#)		Option Exercise Price($)		Option Expiration Date
Jay Kouba	16,346 3,654 41,656 —	— — 41,656 —	(1)	— — — 20,000	(2)	$ $ $ $	5.14 14.00 22.31 21.25	6/20/16 11/9/16 7/24/17 8/1/17
Johan van Walsem	4,086 28,605 16,346 97,854 5,000	— — — 44,952 35,000	(3) (4)	— — — — —		$ $ $ $ $	3.30 3.30 3.30 1.65 23.99	12/4/11 3/3/13 12/11/13 9/20/15 5/17/17
Oliver P. Peoples	31,922 32,692 8,173 24,519 88,268 5,000	— — — — 29,423 35,000	(3) (4)	— — — — — —		$ $ $ $ $ $	3.30 3.30 3.30 1.65 1.65 23.99	3/8/10 3/3/13 7/9/13 3/2/14 9/20/15 5/17/17
Robert C. Findlen	51,081 5,000	102,163 35,000	(5) (4)	— —		$ $	5.14 23.99	6/13/16 5/17/17
James J. Barber	—	—		—			—	—
Thomas G. Auchincloss, Jr.	8,173 — 5,000	— 56,190 35,000	(6) (4)	— — —		$ $ $	3.30 1.65 23.99	3/3/13 9/20/15 5/17/17

(1)
Vests in equal quarterly installments, with the final installment vesting on May 1, 2008.

(2)
Vested on January 28, 2008, the date that Dr. Kouba satisfied the terms of his bonus plan, as determined by the Compensation Committee.

(3)
Vests in equal quarterly installments, with the final installment vesting on October 1, 2008.

(4)
Vests in equal annual installments, with the final installment vesting on May 17, 2011.

(5)
Vests in equal quarterly installments, with the final installment vesting on June 12, 2010.

(6)
Vests in equal quarterly installments, with the final installment vesting on January 1, 2009.

OPTION EXERCISES AND STOCK VESTED

Option Exercises in 2007

        The following table presents information about option exercises in 2007 by each of the named executive officers. Amounts shown under the column "Value Realized on Exercise" are based on the market price of our common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, less the exercise price paid for the purchased shares. There were no stock awards held by named executive officers that became vested during 2007.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Jay Kouba	—	—
Johan van Walsem	37,000	$791,369
Oliver P. Peoples	71,057	$1,162,768
Robert C. Findlen	10,215	$203,993
James J. Barber	371,831	$7,310,080
Thomas G. Auchincloss, Jr.	164,481	$3,454,515

PENSION BENEFITS,
AND NONQUALIFIED DEFERRED COMPENSATION

        The Company does not maintain any tax-qualified or nonqualified defined benefit pension plans or any nonqualified deferred compensation plans in which any of the named executive officers participate. Accordingly, the Pension Benefits table otherwise required by Item 402(h) of Regulation S-K, and the Nonqualified Deferred Compensation table otherwise required by Item 402(i) of Regulation S-K have been omitted.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The following table sets forth estimated potential payments we would be required to make to each of our named executive officers who had an employment agreement in effect on December 31, 2007, upon termination of employment or change in control of the Company. The table assumes that the triggering event occurred on December 31, 2007, and uses a share price of $23.80, the closing price of our common stock on that date.

Name	Benefit	Involuntary Termination Without Cause or Voluntary Termination for Good Reason(1)		Termination After Change of Control(1)
Jay Kouba	Equity Acceleration Reduction for Excise Tax		$113,067 —		$113,067 —

	Total Termination Benefits		$113,067		$113,067

Johan van Walsem	Salary(2) Bonus COBRA Premiums(3) Equity Acceleration Reduction for Excise Tax	$ $ $	220,000 168,317 18,748 —	$ $ $ $	220,000 168,317 18,748 995,606 —

	Total Termination Benefits		$407,065		$1,402,671

Oliver P. Peoples	Salary(4) Bonus COBRA Premiums(3) Equity Acceleration Reduction for Excise Tax	$ $ $	440,000 154,000 37,495 —	$ $ $ $ $	440,000 154,000 37,495 651,666 (3,714)

	Total Termination Benefits		$631,495		$1,279,447

Robert C. Findlen	Salary(2) Bonus COBRA Premiums(3) Equity Acceleration Reduction for Excise Tax	$ $ $	220,000 95,065 18,748 —	$ $ $ $	220,000 95,065 18,748 1,906,474 —

	Total Termination Benefits		$333,813		$2,240,287

(1)
As defined in the applicable executive employment agreement.

(2)
Salary continuation would be paid to Mr. Findlen and Mr. van Walsem over a 12-month period in accordance with the Company's normal payroll procedures.

(3)
Estimated cost based on the Company's 2007 cost of COBRA premiums.

(4)
Dr. Peoples would receive a lump-sum payment equal to 24 months' base salary.

Executive Employment Agreements

        In June 2007, we entered into an Employment Agreement with Jay Kouba with respect to his services as President and Chief Executive Officer of the Company. The agreement provided for a base salary of $30,000 per year, an option grant for 83,312 shares, vesting in equal increments of 20,828 shares on each of August 1, 2007, November 1, 2007, February 1, 2008 and May 1, 2008, and an option to purchase up to 20,000 shares of the Company's common stock, vesting upon determination that

Dr. Kouba satisfied his bonus plan. The options will be exercisable, to the extent vested, for ten years after the date of grant. The agreement also provided that if there was a change of control of the Company, all options granted but not yet vested according to the terms of the relevant stock option agreements would immediately vest and be exercisable, subject to reduction if such benefit was deemed a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended. The agreement also provided that if Dr. Kouba's employment was terminated without cause, all options granted but not vested would immediately vest and be exercisable, provided that Dr. Kouba signed and did not revoke a general release in a form acceptable to the Company. Dr. Kouba's employment with the Company ended on March 17, 2008 when Richard P. Eno became the Company's President and Chief Executive Officer.

        We have employment agreements with Oliver P. Peoples, our Chief Scientific Officer and Vice President, Research, and Robert C. Findlen, our Vice President, Sales and Marketing. These employment agreements provide that the executive will be eligible to receive annual bonuses under a bonus scheme to be established by the Company, based on individual and Company performance. During 2007, the Compensation Committee established the 2007 executive incentive program, and in March 2008 the Committee revised the program for 2008. See "Compensation Discussion and Analysis" above.

        Each such employment agreement provides that in the event of termination of employment for any reason, the executive will be eligible to receive (i) the portion of his base salary that has accrued prior to such termination and has not yet been paid, (ii) an amount equal to the value of any accrued unused vacation days, and (iii) reimbursement for expenses properly incurred by the executive on behalf of the Company prior to such termination.

        Pursuant to the terms of the agreement with Mr. Findlen, if the Company terminates the executive's employment without "cause" or if the executive terminates his employment for "good reason" (each, as defined in the agreement), in addition to any accrued obligations, and contingent on the executive's provision of a timely and complete release of claims against the Company, for the period of twelve months following the termination he will be entitled to continuation of his base salary and payment of COBRA premiums. In addition, if the award of a bonus has become customary, the executive will be entitled to a payment equal to the average of the bonuses paid to him in the two years preceding the termination. If the Company terminates the executive's employment without cause or if the executive terminates his employment for "good reason" within the twenty-four month period immediately following, or the two month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations and subject to certain conditions: (i) for a period of twelve months following the termination, the Company will continue the executive's base salary and payment of COBRA premiums, (ii) if the award of a bonus has become customary, the executive will be entitled to a payment equal to the average of the bonuses paid to him in the two years preceding the termination, and (iii) all of the executive's stock options will be accelerated, subject to certain conditions. To the extent the executive would be subject to tax under 4999 of the Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        During 2007 we also had an employment agreement with Johan van Walsem, our former Vice President, Manufacturing, Development and Operations, on substantially the same terms as Mr. Findlen's agreement.

        Pursuant to the terms of Dr. Peoples' agreement, if the Company terminates Dr. Peoples' employment without "cause" or if Dr. Peoples terminates his employment for "good reason" (each, as defined in the agreement), he will be entitled to a lump-sum cash payment equal to 24 months' base salary and a pro rata portion of the target bonus for the year in which termination occurs, plus payment of COBRA premiums for 24 months. If the Company terminates Dr. Peoples' employment without cause or if Dr. Peoples terminates his employment for "good reason" within the twenty-four month period immediately following, or the two month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations, and subject to certain conditions, Dr. Peoples will receive: (i) a lump-sum cash payment equal to two times the sum of his then-current base salary plus 50% of his then-current target bonus, (ii) payment of COBRA premiums for 24 months, and (iii) full vesting of his stock options. To the extent Dr. Peoples would be subject to tax under 4999 of the Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.

        Each of our named executive officers has signed an employee noncompetition, nondisclosure and inventions agreement. These agreements include a provision prohibiting the executive, during his employment by us and for a period of two years thereafter, from engaging in certain business activities. Dr. Kouba, Dr. Peoples, Mr. Findlen, and Mr. Auchincloss are restricted from business activities which are directly or indirectly in competition with the products or services being developed, manufactured, marketed, distributed, planned, sold or otherwise provided by us or which are in any way directly or indirectly detrimental to our business. Mr. van Walsem and Dr. Barber are restricted from business activities in the field of methods of production, application and use of polyhydroxyalkanoates, their derivatives and other related technology developed by us.

        The Company entered into a Separation Agreement with Dr. Barber, the Company's former President and Chief Executive Officer, providing for salary continuation at a base salary rate of $235,000 per year for a period of twelve months from May 3, 2007, payment of COBRA premiums for twelve months, a lump-sum bonus of $145,000, and other customary provisions.

        On February 20, 2008, we entered into a three-year employment agreement with Richard P. Eno, who became Chief Executive Officer of the Company on March 17, 2008. Under the agreement Mr. Eno will receive a base salary of $300,000 per year. Mr. Eno will be eligible to receive a performance bonus of up to 150% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 70% of base salary if performance goals are met. Mr. Eno was granted a stock option for the purchase of 100,000 shares of our Common Stock at the commencement of his employment at an exercise price of $10.08 per share. Six months after the commencement of his employment Mr. Eno will be granted another option for 50,000 shares. One year after commencement of his employment, if his performance goals are met, Mr. Eno will be granted another stock option for an additional 50,000 shares. Each option will have an exercise price equal to the fair market value per share of the Company's common stock at the date of grant and will vest in equal quarterly installments over a period of four years from the grant date.

        If during the term of the agreement Mr. Eno's employment is terminated without cause or he terminates his employment for good reason (as defined in the agreement) Mr. Eno will be entitled to severance of 12 months base salary and payment of COBRA premiums, provided that he signs and does not revoke a general release. If within six months after the expiration of the agreement Mr. Eno's employment is terminated without cause or he terminates his employment for good reason, Mr. Eno will be entitled to severance of six months base salary and payment of COBRA premiums, provided that he signs and does not revoke a general release. The agreement also provides that if Mr. Eno's employment is terminated after a change of control of the Company, then in addition to the severance benefit, the vesting of all unvested equity will be accelerated. Mr. Eno has also entered an Employee Noncompetition, Confidentiality and Inventions Agreement.

        On March 21, 2008, the Company entered into a one-year employment agreement with Joseph Hill, who became our Chief Financial Officer on April 8, 2008. Under the agreement Mr. Hill will receive a base salary of $220,000 per year and a signing bonus of $20,000. Mr. Hill will be eligible to receive a performance bonus of up to 120% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals, with a target of 60% of base salary if performance goals are met. Mr. Hill was granted a stock option for the purchase of 50,000 shares of our Common Stock at the commencement of his employment at an exercise price of $11.75 per share. Six months after the commencement of his employment Mr. Hill will be granted another option for 25,000 shares. Each option will have an exercise price equal to the fair market value per share of the Company's common stock at the date of grant and will vest in equal quarterly installments over a period of four years from the grant date.

        If during the term of the agreement Mr. Hill's employment is terminated without cause or he terminates his employment for good reason (as defined in the agreement), Mr. Hill will be entitled to severance of 12 months base salary and payment of COBRA premiums, provided that he signs and does not revoke a general release. Mr. Hill will also be entitled to severance of 12 months base salary and payment of COBRA premiums if the agreement is not renewed by the Company, unless Mr. Hill's employment continues after such expiration. The agreement also provides that if Mr. Hill's employment is terminated after a change of control of the Company, then in addition to the severance benefit, the vesting of all unvested equity will be accelerated. Mr. Hill has also entered the Company's standard Employee Noncompetition, Confidentiality and Inventions Agreement.

DIRECTOR COMPENSATION

Compensation of Directors

        Under the Company's policy for compensation of non-employee Directors, each non-employee member of our Board of Directors receives an annual retainer of $30,000. In addition, each non-employee Director serving as a member but not chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an annual retainer of $5,000, and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are entitled to an additional annual retainer of $15,000, $10,000 and $10,000, respectively.

        Under the 2006 Stock Option and Incentive Plan, each non-employee Director is granted a fully vested nonqualified stock option to acquire 20,000 shares of stock when first elected to serve as a Director. In addition, after each annual meeting of stockholders each non-employee Director is automatically granted a non-qualified stock option to acquire 10,000 shares of stock, and, beginning in 2008, the non-employee Chairman of the Board will be granted a stock option to acquire an additional 15,000 shares of stock, each of which vests one year after the date of grant. All of these non-employee Director stock options have an exercise price equal to the fair market value of the stock on the date the stock option is granted.

        The following table summarizes the compensation earned by our non-employee Directors in 2007:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Edward M. Giles	$40,000	$85,566	$125,566
Peter N. Kellogg	$25,597	$286,118	$311,715
Jay Kouba, Ph.D.	$15,375	$—	$15,375
Jack W. Lasersohn	$40,000	$85,566	$125,566
Edward M. Muller	$35,000	$85,566	$120,566
Anthony J. Sinskey, Sc.D.	$45,000	$85,566	$130,566
Matthew Strobeck, Ph.D.	$38,097	$85,566	$123,663
Robert L. Van Nostrand	$45,000	$85,566	$130,566

(1)
Represents fees for the year 2007. All such fees were paid during 2007. For Dr. Kouba, represents fees for the period from January 1, 2007 until May 3, 2007 when Dr. Kouba became an employee of the Company.

(2)
Represents the amount of compensation costs recognized by us in fiscal 2007 related to stock option awards granted in fiscal 2007 in accordance with SFAS 123(R). As of December 31, 2007, each non-employee Director had outstanding stock options for 30,000 shares of Common Stock. As of December 31, 2007, there were no outstanding stock awards held by non-employee Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all the Company's existing equity compensation plans as of December 31, 2007, including the 1995 Stock Plan, 2005 Stock Plan and 2006 Stock Option and Incentive Plan, or 2006 Option Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	2,250,603	$10.62	2,858,821

(1)
Consists of the 1995 Stock Plan, 2005 Stock Plan and the 2006 Option Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The charter of the Nominating and Corporate Governance Committee provides that the committee shall conduct an appropriate review of all related party transactions (including those required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis, and the approval of that committee shall be required for all such transactions.

        Also, under the Company's Code of Business Conduct and Ethics, any transaction or relationship that reasonably could be expected to give rise to a conflict of interest involving an employee must be reported promptly to the Company's General Counsel, who has been designated as the Company's Compliance Officer. The Compliance Officer may notify the Board of Directors or a committee thereof as he or she deems appropriate. Actual or potential conflicts of interest involving a Director, executive officer or the Compliance Officer must be disclosed directly to the Chairman of the Board of Directors.

        All of the transactions set forth below were approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors. The Company believes that it has executed all of the transactions set forth below on terms no less favorable to us than could have been obtained from unaffiliated third parties.

        The Company has employment agreements with Mr. Findlen, Mr. Igoe, and Dr. Peoples, and had an employment agreement with Mr. van Walsem, providing for certain salary, bonus, stock option and severance compensation. During 2007, the Company entered into a separation agreement with Dr. Barber. For more information regarding agreements with the named executive officers, see "Executive Employment Agreements."

        The Company has entered into indemnification agreements with each of its executive officers and directors, providing for indemnification against expenses and liabilities reasonably incurred in connection with their service for us on the Company's behalf.

        In September 2005, we retained Dr. ChoKyun Rha, the spouse of our director, Dr. Sinskey, to serve as an advisor for the purpose of building and managing business relationships in Asia. In consideration for Dr. Rha's services, on September 20, 2005, the Company granted Dr. Rha a nonqualified stock option to purchase 16,346 shares of its Common Stock, with an exercise price of $1.65 per share, vesting over a period of four years.

        Metabolix has entered into sublicense agreements with Tepha, Inc. ("Tepha"), to sublicense certain technology to Tepha. Certain of our Directors, Mr. Muller, Mr. Giles and Dr. Sinskey serve on the board of directors of Tepha, and Metabolix owns 648,149 shares of Tepha's Series A redeemable convertible preferred stock. The agreements with Tepha contain provisions for sublicense maintenance fees to be paid to Metabolix upon Tepha achieving certain financing milestones and for product-related milestone payments. Under the agreements, Metabolix will also receive royalties on net sales of licensed products or sublicensing revenues received by Tepha, subject to a minimum payment each year. Metabolix recognized license and royalty revenues of $157,000 from Tepha for the year ended December 31, 2007. The Company believes that the terms of the agreements with Tepha are no less favorable to us than license agreements that might be entered into with an independent third party.

        On July 12, 2006, the Company and ADM Polymer, a wholly-owned subsidiary of Archer Daniels Midland Company ("ADM"), entered into a Commercial Alliance Agreement and related agreements. The purpose of this alliance is to build a commercial manufacturing facility, to market and sell Mirel biobased plastic through Telles, a joint venture company owned equally by each of Metabolix and ADM Polymer, to make arrangements for the financing of the operation, and to allocate distributions of cash flow.

        Telles will make up to twelve payments of $1,575,000 per calendar quarter to the Company to support these activities during ADM's construction of the commercial manufacturing facility. During the year ended December 31, 2007, support payments totaling $6,300,000 were received by the Company from Telles.

        During the construction period of the Commercial Manufacturing Facility all pre-commercial material production expenses incurred by ADM and the Company are shared equally. During the year ended December 31, 2007, ADM reimbursed the Company $3,629,000. At December 31, 2007 net reimbursements of $1,094,000 were due from ADM.

        Even though Telles is a separate legal entity owned equally by us and ADM Polymer, ADM Polymer will disproportionately fund the activities of the joint venture. In order to track the disproportionate investments ADM has made, a Ledger Account has been established to record the respective investments made by the parties. As of December 31, 2007 the balance of the ADM Ledger Account was $97,269,000. For a further discussion of our transactions with ADM, see Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) and Note 4 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as independent auditors for the fiscal year ended December 31, 2007. PricewaterhouseCoopers LLP has served as the Company's independent auditors for at least the past five years. In accordance with standing policy, PricewaterhouseCoopers LLP periodically changes the personnel who work on the audit of the Company. A member of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Fees

        The following sets forth the aggregate fees billed by PricewaterhouseCoopers LLP to the Company during the years ended December 31, 2007 and 2006:

  Audit Fees

          Fees related to audit services were approximately $526,900 for the year ended December 31, 2007, and $370,510 for the fiscal year ended December 31, 2006. These fees relate to the audits of the Company's financial statements for the years ended December 31, 2007 and 2006 and quarterly review procedures on the Company's financial statements during the years ended December 31, 2007 and 2006. In addition, fees related to filings with the SEC for the Company's 2006 initial public offering were approximately $631,000.

  Audit Related Fees

          Audit related fees were approximately $12,000 for the year ended December 31, 2007, and $0 for the year ended December 31, 2006. These fees were for services that were reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported as audit fees above.

  Tax Fees

          PricewaterhouseCoopers LLP billed no fees for tax services for the fiscal years ended December 31, 2007 and 2006.

  All Other Fees

          PricewaterhouseCoopers LLP billed $1,500 for the year ended December 31, 2007 and $1,500 for the year ended December 31, 2006 for the Company's license of PricewaterhouseCoopers LLP's accounting research tool.

Pre-Approval Policy of the Audit Committee

        The services performed by in PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2007 and 2006 were pre-approved in accordance with the pre-approval policy set forth in the Audit Committee Charter. The Audit Committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm (including the fees and terms thereof), except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm's independence.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2009 annual meeting must be received by Metabolix on or before December 22, 2008 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

        Stockholder proposals to be presented at the Company's 2009 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2009 annual meeting, must be received in writing at our principal executive office not earlier than January 30, 2009, nor later than March 1, 2009, unless our 2009 annual meeting of stockholders is scheduled to take place before April 30, 2009 or after July 29, 2009. Our By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders'

notice shall be timely received by Metabolix at its principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Metabolix at its principal executive office not later than the close of business on the later of (a) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (b) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by Metabolix. Any such proposal should be mailed to: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2007, we believe that all required persons complied with all Section 16(a) filing requirements except that one Form 4 was filed late for each of Edward M. Giles, Aninda Katragadda, Jay Kouba, and Jack Lasersohn.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. If Metabolix does retain a proxy solicitation firm, Metabolix would pay such firm's customary fees and expenses which fees would be expected not to exceed $7,500 plus expenses.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2007 Annual Report, including audited financial statements for the fiscal year ended December 31, 2007, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is being used unless the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary, or makes an oral request to Investor Relations at (617) 583-1700. If your household is receiving multiple copies of the Company's Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.

METABOLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 30, 2008
9:30 a.m. Eastern Time

Meridien Hotel
20 Sidney Street
Cambridge, MA 02139

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2008.

The undersigned hereby constitutes and appoints RICHARD P. ENO and JOSEPH HILL, and each of them acting in the absence of the other with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of METABOLIX, INC. (the "Company"), to be held at the Meridien Hotel located at 20 Sidney Street, Cambridge, MA 02139, on May 30, 2008, at 9:30 a.m. Eastern time, and any adjournments or postponements thereof, and to vote all shares of the Company's common stock outstanding in the name of the undersigned on the matters set forth on the reverse side and upon any other matters that may come properly before the meeting or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present at the meeting, as follows:

See reverse for voting instructions.

Annual Meeting of Stockholders of
Metabolix, Inc.
May 30, 2008
Please date, sign and mail your proxy card in
the envelope provided as soon as possible.

  Please detach here

The Board of Directors Recommends a Vote FOR item 1:

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒

1. Election of two Class II directors:	☐	FOR ALL NOMINEES	Nominees:
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) Jay Kouba
	☐	FOR ALL EXCEPT	( ) Oliver P. Peoples
(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
•

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS II DIRECTORS; AND (2) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

VOTE BY MAIL

Mark, sign, and date your proxy card. Return it in the postage-paid envelope we have provided or return it to Metabolix, Inc., c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Stockholder	Date:		Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS Nominees
DIRECTORS AND EXECUTIVE OFFICERS
BIOGRAPHICAL INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE AND DIRECTOR COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS, AND NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS